Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 29, 2021, and is entered into by and between CALAVO GROWERS, INC., a California corporation (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of June 14, 2016 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent, the Lenders have agreed to make credit extensions available to the Loan Parties; and

WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions stated herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                        Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.                        Amendments to Credit Agreement.

(a)          Amendment to Section 1.01 – New Definitions.  The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Replacement Date” has the meaning specified in Section 3.03(a).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(a).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary, in connection with the administration of this Agreement and any other Loan Document).

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(a).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(A)        the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or

(B)        the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(a).

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Third Amendment Effective Date” means January 29, 2021.

(b)          Amendment to Section 1.01 – Amended Definition.  Effective upon the delivery of the financial statements and corresponding Compliance Certificate for the fiscal quarter ending April 30, 2021 as required pursuant to, Section 6.01(b) and Section 6.02(b) of the Credit Agreement, the definition of “Applicable Rate” as set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Rate” means, for any day,

(i) with respect to Credit Extensions based on Commitments provided by Patronage Lenders, the per annum rate of (x) 1.75% with respect to Eurodollar Rate Loans, LIBOR Daily Floating Rate Loans and Letter of Credit Fee, (y) 0.75% with respect to Base Rate Loans and (z) 0.15% with respect to the commitment fee provided for in Section 2.09(a); and

(ii) with respect to Credit Extensions based on Commitments from Non-Patronage Lenders, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio), it being understood that the Applicable Rate (related to Credit Extensions based on Commitments from Non-Patronage Lenders for (a) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate”, (b) Revolving Loans that are Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans shall be the percentage set forth under the column “Eurodollar Rate, LIBOR Daily Floating Rate Loans & Letter of Credit Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “Eurodollar Rate, LIBOR Daily Floating Rate Loans & Letter of Credit Fee”, and (d) the commitment fee provided for in Section 2.09(a) shall be the percentage set forth under the column “Commitment Fee”:

Level	Consolidated Leverage Ratio	Eurodollar Rate, LIBOR Daily Floating Rate Loans & Letter of Credit Fee	Base Rate	Commitment Fee
1	> 2.00:1.00	1.75%	0.75%	0.15%
2	< 2.00:1.00 and >1.00:1.00	1.50%	0.50%	0.15%
3	< 1.00:1.00	1.25%	0.25%	0.15%

Any increase or decrease in the Applicable Rate for Credit Extensions based on Commitments from Non-Patronage Lenders resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business

Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon Administrative Agent’s determination, Pricing Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.  In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply to Credit Extensions based on Commitments from Non-Patronage Lenders.

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b), and (b) the initial Applicable Rate for Credit Extensions based on Commitments from Non-Patronage Lenders shall be set forth in Level 3 until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b).  Any adjustment in the Applicable Rate for Credit Extensions based on Commitments from Non-Patronage Lenders shall be applicable to all Credit Extensions based on Commitments from Non-Patronage Lenders then existing or subsequently made or issued.

The Applicable Rate set forth above shall be increased as, and to the extent, required by Section 2.16.

(c)          Amendment to Section 1.01 – Amended Definition.  The definition of “Consolidated EBITDA” as set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting a new clause (vi) therein immediately following clause (v) thereof to read as follows:

“, and (vi) non-recurring or unusual expenses, losses, write-offs or charges; provided that the aggregate amount thereof at no time shall exceed ten  percent (10%) of the Consolidated EBITDA (before giving effect to such expenses, losses, write-offs or charges) during any Measurement Period, or such other amount as agreed to by the Administrative Agent in writing.”

(d)          Amendment to Section 1.01 – Other Amended Definitions.  The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Eurodollar Rate” means:

(a)         for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), or a successor rate determined in accordance with Section 3.03, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in each case, the “LIBOR Rate”), at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)         for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that: the Eurodollar Rate (or any successor rate determined in accordance with Section 3.03) shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Daily Floating Rate” means:

(a)         the fluctuating rate of interest, which can change on each Business Day, equal to the LIBOR Rate, or a successor rate determined in accordance with Section 3.03, for Dollar deposits with a term equivalent to a one (1) month term beginning on that date; and

(b)         for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate;

provided that:  if the LIBOR Daily Floating Rate (or any successor rate determined in accordance with Section 3.03) shall be less than zero , such rate shall be deemed zero for purposes of this Agreement.

“Maturity Date” means January 29, 2026; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The Revolving Commitment of all of the Revolving Lenders on the Third Amendment Effective Date shall be $100,000,000.

(e)          Amendment to Section 3.03 – Inability to Determine Rates.  Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 3.03.  Inability to Determine Rates.

(a)          Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)           adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)         the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)        the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv)        syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;, then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x)         Term SOFR plus the Related Adjustment; and

(y)         SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day  after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided  that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall  be Term SOFR plus the relevant Related Adjustment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 0%, the LIBOR Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in 3.03(a)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(b)         Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(a)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(a)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(a)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)         If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (a) or (b) of this Section 3.03 and the circumstances under clauses (a)(i) or (a)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurodollar Rate and LIBOR Daily Floating Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (a) or (b). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(f)          Amendment to Section 7.12 – Capital Expenditures.  Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.12     Capital Expenditures.  Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding $30,000,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year.”

(g)          New Section 11.24.  The following is hereby added to the Credit Agreement as a new Section 11.24:

11.24    ACKNOWLEDGEMENT REGARDING SUPPORTED QFCS. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of California and/or of the United States or any other state of the United States):

(b)         Covered Party.  If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c)                Definitions.  As used in this Section 11.24, the following terms shall have the following definitions:

“BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k).

“Covered Entity” means (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

3.          Amendment to Exhibit C.  Exhibit C to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit A attached hereto.

4.          Amendment to Exhibit N.  Exhibit N to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit B attached hereto.

5.          Amendment to Schedule 1.01(b).  Schedule 1.01(b) to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit C attached hereto.

6.          Conditions Precedent.  This Amendment and the obligations of Administrative Agent and the Lenders hereunder will be effective only upon satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Administrative Agent in its sole discretion:

(a)          Receipt by Administrative Agent of a fully-executed original of this Amendment;

(b)          Receipt by Administrative Agent of a legal opinion from Borrower’s counsel;

(c)          The Borrower shall have paid to Administrative Agent all reasonable and out-of-pocket costs and expenses owed to and/or incurred by the Administrative Agent arising in connection with this Amendment (including reasonable attorneys’ fees and costs);

(d)          the Administrative Agent shall have received an Officer’s Certificate dated as of the date hereof, certifying as to the Organization Documents of each Loan Party, the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party; and

(e)          the Administrative Agent shall have received such other documents, certificates and information that the Administrative Agent shall require each in form and substance satisfactory to the Administrative Agent in its reasonable credit judgment.

7.          Reaffirmation of Representations and Warranties.  Each Loan Party represents and warrants that after giving effect to this Amendment, the representations and warranties made by each obligor set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

8.          Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

9.          Reserved.

10.        No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

11.        Counterparts; Electronic Delivery.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment may be in the form of an Electronic Record, telefacsimile or other electronic method of transmission and may be executed using Electronic Signature (including, without limitation, facsimile and .pdf) and shall be equally as effective, valid and enforceable as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and Lenders of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed document converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC § 7006, as it may be amended from time to time.

12.        Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California (without regards to principles of conflict of laws which would defer to the laws of another jurisdiction as governing).

13.        Jury Trial Waiver; California Judicial Reference.  To the fullest extent permitted by applicable law, each of the parties hereto waives its right to trial by jury in any proceeding or dispute of any kind relating to this Amendment or the other Loan Documents, Obligations or Collateral.  Without limiting the applicability of any other section of this Amendment, Section 11.16 and Section 11.17 of the Credit Agreement are hereby incorporated by this reference and shall apply to any action, proceeding, claim or controversy arising out of this Amendment.

14.        Total Agreement.  This Amendment, the Credit Agreement, and all other Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	CALAVO GROWERS, INC.,
a California corporation

	By:	/s/: James E. Gibson
	Name:	James E. Gibson
	Title:	President and CEO

[Signature Pages Continue]

THIRD AMENDMENT TO CREDIT AGREEMENT

(CALAVO)

SIGNATURE PAGE

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/: Carol Alfonso
	Name:	Carol Alfonso
	Title:	Assistant Vice President

THIRD AMENDMENT TO CREDIT AGREEMENT

(CALAVO)

SIGNATURE PAGE

LENDERS:	BANK OF AMERICA, N.A., as Lender, Non-Patronage
Lender, L/C Issuer and Swingline Lender

	By:	/s/: David Barney
	Name:	David Barney
	Title:	Senior Vice President

THIRD AMENDMENT TO CREDIT AGREEMENT

(CALAVO)

SIGNATURE PAGE

FARM CREDIT WEST, PCA
as a Lender and Patronage Lender

By:	/s/: Nathan Garcin
Name:	Nathan Garcin
Title:	Vice President, Capital Markets

THIRD AMENDMENT TO CREDIT AGREEMENT

(CALAVO)

SIGNATURE PAGE

GUARANTOR ACKNOWLEDGMENT AND CONSENT

Guarantor hereby expressly: (a) consents to the execution by Borrower, Administrative Agent and Lenders of this Amendment; (b) acknowledges that the “Guaranteed Obligations” (as defined in the Credit Agreement) includes all of the obligations and liabilities owing from time to time by the Borrower under and/or in connection with the “Loan Documents” including, but not limited to, the obligations and liabilities of Borrower to Lenders under and pursuant to the Credit Agreement, as amended from time to time; (c) acknowledges that the Guarantor does not have any set-off, defense, or counterclaim to the payment or performance of any of the obligations of Borrower under the Credit Agreement or the Guarantor under the Guaranty (as defined in the Credit Agreement); (d) reaffirms, assumes, and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms, and conditions that are contained in the Guaranty; and (e) agrees that all such obligations and liabilities under the Guaranty shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, Administrative Agent shall not in any manner whatsoever (i) impair or affect the liability of the Guarantor, (i) prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of Administrative Agent at law, in equity or by statute, against the Guarantor, and/or (ii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to Administrative Agent or any Lender by the Guarantor.

AGREED TO AND ACCEPTED BY:

GUARANTOR:	RENAISSANCE FOOD GROUP, LLC,
a Delaware limited liability company

	By:	/s/: James E Gibson
	Name:	James E. Gibson
	Title:	CEO

GUARANTOR ACKNOWLEDGMENT AND CONSENT TO

THIRD AMENDMENT TO CREDIT AGREEMENT

(CALAVO)

SIGNATURE PAGE

Exhibit A

Amended and Restated Exhibit C to Credit Agreement

See attached.

Exhibit B

Amended and Restated Exhibit N to Credit Agreement

See attached.

Exhibit C

Amended and Restated Schedule 1.01(b) to Credit Agreement

Initial Commitments and Applicable Percentages as of Third Amendment Effective Date

Lender	Revolving Commitment	Applicable Percentage (Revolving Loans)
Bank of America, N.A.	$50,000,000	50%
Farm Credit West	$50,000,000	50%
Total:	$100,000,000	100%

EXHIBIT C

Form of

Compliance Certificate

Financial Statement Date: [________, ____]

TO:Bank of America, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of June 14, 2016, by and among Calavo Growers, Inc., a California corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:[Date]

The undersigned Responsible Officer1 hereby certifies as of the date hereof that [he/she] is the [_____________________] of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower and the other Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.The Borrower has delivered (i) the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and (ii) the Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related Consolidated and consolidating statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP. Such consolidating statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such Consolidated and consolidating financial statements fairly present the financial condition, results of operations, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such Consolidated and consolidating financial statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries.

2.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

3.A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and each of the other Loan Parties performed and observed all its obligations under the Loan Documents, and

[select one:]

1 This certificate should be from the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower or Parent, as applicable.

[to the best knowledge of the undersigned, during such fiscal period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith are true and correct on and as of the date hereof, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.The financial covenant analyses and information set forth on Schedule A attached hereto are true and accurate on and as of the date of this Certificate.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CALAVO GROWERS, INC.,

a California corporation

By:

Name:

Title:

Schedule A

Financial Statement Date: [________, ____] (“Statement Date”)

I. Consolidated Fixed Charge Coverage Ratio

($ in 000’s)

A.	Consolidated EBITDA of the Borrower and its Subsidiaries for the Measurement Period ending on above date (“Subject Period”):
	1.	Consolidated Net Income for Subject Period:	$___________
	2.	Consolidated Interest Charges for Subject Period:	$___________
	3.	provision for federal, state, local and foreign income taxes for Subject Period:	$___________
	4.	depreciation and amortization expenses for Subject Period:	$___________
5.

non-cash non-recurring charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods) for Subject Period:

$___________
	6.	non-cash stock-based compensation expense for Subject Period:	$___________
7.

non-recurring or unusual expenses, losses, write-offs or charges for Subject Period; provided that the aggregate amount thereof at no time shall exceed ten  percent (10%) of the Consolidated EBITDA (before giving effect to such expenses, losses, write-offs or charges) during any Subject Period, or such other amount as agreed to by the Administrative Agent in writing

$__________
8.

non-cash non-recurring gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods) for Subject Period:

$___________
	9.	EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 +7 -8):	$___________

B.	maintenance Consolidated Capital Expenditures for Subject Period:		$__________

C.	Fixed Charges for Subject Period:
	1.	Consolidated Interest Charges to the extent paid in cash during the Subject Period:	$___________
2.

the aggregate principal amount of all redemptions or similar acquisitions for value of outstanding debt or regularly scheduled principal payments on debt for borrowed money or Capitalized Leases, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 of the Credit Agreement made during the Subject Period:

$___________
	3.	the aggregate amount of all Restricted Payments paid in cash during the Subject Period:	$___________
	4.	the aggregate amount of federal, state, local and foreign income Taxes paid in cash, in each case, of or by the Borrower and its Subsidiaries during the Subject Period

	5.	Fixed Charges (Lines I.C.1 + 2 + 3 + 4):	$___________

D.	Fixed Charge Coverage Ratio ((Line I.A.9 – Line I.B) ÷ ( Line I.C.5))		__________ to 1.00
	Minimum Permitted		1.15 to 1.00

II. Consolidated Leverage Ratio.

($ in 000’s)

A.Consolidated Funded Indebtedness at Statement Date $______

B.	Consolidated EBITDA of the Borrower and its Subsidiaries for Measurement Period ending on above date (“Subject Period”):

1.Consolidated Net Income for Subject Period: $______

2.Consolidated Interest Charges for Subject Period: $______

3.provision for federal, state, local and foreign income taxes for Subject Period: $______

4.depreciation and amortization expenses for Subject Period: $______

5.non-cash non-recurring charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods) for the Subject Period:$______

6.non-cash stock-based compensation expense for Subject Period:$______

7.non-recurring or unusual expenses, losses, write-offs or charges for Subject Period; provided that the aggregate amount thereof at no time shall exceed ten  percent (10%) of the Consolidated EBITDA (before giving effect to such expenses, losses, write-offs or charges) during any Subject Period, or such other amount as agreed to by the Administrative Agent in writing: $______

8.non-cash non-recurring gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods) for Subject Period: $______

9.Consolidated EBITDA (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7 - 8):$______

C.Consolidated Leverage Ratio (Line II.A ÷ Line II.B.9):____ to 1.0

Maximum permitted:                          2.5:1.0

EXHIBIT N

Form of

Financial Condition Certificate

TO:Bank of America, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of June 14, 2016, by and among Calavo Growers, Inc., a California corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:[Date]

Pursuant to the terms of Section 4.01 of the Credit Agreement, a Responsible Officer of the Borrower hereby certifies on behalf of the Loan Parties and not in any individual capacity that, as of the date hereof, the statements below are accurate and complete in all respects:

(a)There does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (i) affecting the Loan Agreement or the other Loan Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (ii) that purports to affect any Loan Party or any of its Subsidiaries, or any transaction contemplated by the Loan Documents, which action, suit, investigation, litigation or proceeding would reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

(b)Immediately after giving effect to the Credit Agreement, the other Loan Documents and all transactions contemplated by the Credit Agreement to occur on the Closing Date, (i) no Default or Event of Default exists, (ii) all representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct, and (iii) the Loan Parties are in pro forma compliance with each of the initial financial covenants set forth in Section 7.11 of the Credit Agreement, as demonstrated by the financial covenant calculations set forth on Schedule A attached hereto, as of the last day of the quarter ending at least twenty (20) days preceding the Closing Date.

(c)Immediately after giving effect to the Credit Agreement, the other Loan Documents and all transactions contemplated by the Credit Agreement to occur on the Closing Date, each of the conditions precedent in Section 4.01 have been satisfied.

(d)Attached hereto on Exhibit A are true and complete copies of each Material Contract, together with all exhibits and schedules thereto.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CALAVO GROWERS, INC.,

a California corporation

By:

Name:

Title:

Schedule A

Financial Covenant Calculations

I.Consolidated Fixed Charge Coverage Ratio

($ in 000’s)

A.	Consolidated EBITDA of the Borrower and its Subsidiaries for the Measurement Period ending on above date (“Subject Period”):
	1.	Consolidated Net Income for Subject Period:	$___________
	2.	Consolidated Interest Charges for Subject Period:	$___________
	3.	provision for federal, state, local and foreign income taxes for Subject Period:	$___________
	4.	depreciation and amortization expenses for Subject Period:	$___________
5.

non-cash non-recurring charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods) for Subject Period:

$___________
	6.	non-cash stock-based compensation expense for Subject Period:	$___________
7.

non-recurring or unusual expenses, losses, write-offs or charges for Subject Period; provided that the aggregate amount thereof at no time shall exceed ten  percent (10%) of the Consolidated EBITDA (before giving effect to such expenses, losses, write-offs or charges) during any Subject Period, or such other amount as agreed to by the Administrative Agent in writing:

$___________
8.

non-cash non-recurring gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods) for Subject Period:

$___________
	9.	EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 +7-8:	$___________

B.	maintenance Consolidated Capital Expenditures for Subject Period:		$___________

C.	Fixed Charges for Subject Period:
	1.	Consolidated Interest Charges to the extent paid in cash during the Subject Period:	$___________
2.

the aggregate principal amount of all redemptions or similar acquisitions for value of outstanding debt or regularly scheduled principal payments on debt for borrowed money or Capitalized Leases, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 of the Credit Agreement made during the Subject Period:

$___________
	3.	the aggregate amount of all Restricted Payments paid in cash during the Subject Period:	$___________
	4.	the aggregate amount of federal, state, local and foreign income Taxes paid in cash, in each case, of or by the Borrower and its Subsidiaries during the Subject Period
	5.	Fixed Charges (Lines I.C.1 + 2 + 3 + 4):	$___________

D.	Fixed Charge Coverage Ratio ((Line I.A.9 – Line I.B) ÷ ( Line I.C.5))		_______ to 1.00
	Minimum Permitted		1.15 to 1.00

II. Consolidated Leverage Ratio.

($ in 000’s)

A.	Consolidated Funded Indebtedness at Statement Date		$_______

B.	Consolidated EBITDA of the Borrower and its Subsidiaries for Measurement Period ending on above date (“Subject Period”):

	1.	Consolidated Net Income for Subject Period:	$_______

	2.	Consolidated Interest Charges for Subject Period:	$_______

	3.	provision for federal, state, local and foreign income taxes for Subject Period:	$_______

	4.	depreciation and amortization expenses for Subject Period:	$_______

5.

non-cash non-recurring charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods) for the Subject Period:

$_______

	6.	non-cash stock-based compensation expense for Subject Period:	$_______

7.

non-recurring or unusual expenses, losses, write-offs or charges for Subject Period; provided that the aggregate amount thereof at no time shall exceed ten  percent (10%) of the Consolidated EBITDA (before giving effect to such expenses, losses, write-offs or charges) during any Subject Period, or such other amount as agreed to by the Administrative Agent in writing:

$_______

8.

non-cash non-recurring gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods) for Subject Period:

$_______

	9.	Consolidated EBITDA (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7 - 8):	$_______

C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B.9):		____ to 1.0

Maximum permitted: 2.5:1.0

Exhibit A

Material Contracts

[TO BE COMPLETED BY BORROWER]

[See attached.]